UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 9, 2021

READY CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35808	90-0729143
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas,
50th Floor

New York, NY 10020

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (212) 257-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RC	New York Stock Exchange
8.625% Series B Cumulative Preferred Stock, $0.0001 par value per share	RC PRB	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
7.625% Series D Cumulative Redeemable Preferred Stock, $0.0001 par value per share	RC PRD	New York Stock Exchange
6.50% Series E Cumulative Redeemable Preferred Stock, $0.0001 par value per share	RC PRE	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2021, Ready Capital Corporation (the “Company”), Sutherland Partners, L.P. (the “Operating Partnership”) and Waterfall Asset Management, LLC entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with JMP Securities LLC (the “Sales Agent”) pursuant to which the Company may sell, from time to time, shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $150,000,000 (the “Shares”), through the Sales Agent either as agent or principal.

Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agent will use its commercially reasonable efforts to sell, on the Company’s behalf, the shares of common stock offered by the Company under the Equity Distribution Agreement. Sales of the Company’s common stock, if any, made under the Equity Distribution Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by sales made directly on or through the New York Stock Exchange or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent.

Under the terms of the Equity Distribution Agreement, the Company may also sell Shares to the Sales Agent as principal for its own account at a price agreed upon at the time of such sale. If the Company sells Shares to the Sales Agent as principal, it will enter into a separate terms agreement with the the Sales Agent, and it will describe this agreement in a separate prospectus supplement or pricing supplement. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company intends to contribute the net proceeds from the offering to the Operating Partnership which in turn will use the net proceeds from the offering to originate or acquire the Company’s target assets and for general corporate purposes. The Equity Distribution Agreement provides that the Sales Agent will be entitled to compensation for its services of up to 2.0% of the gross sales price of all Shares sold through it as Sales Agent under the Equity Distribution Agreement. The Company has no obligation to sell any of the Shares under the Equity Distribution Agreement, and may at any time suspend solicitation and offers under the Equity Distribution Agreement.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-240086). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated July 9, 2021, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Equity Distribution Agreement contains customary representations, warranties, and agreements of the Company and the Sales Agent, indemnification rights and obligations of the parties and termination provisions.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
1.1	Equity Distribution Agreement, dated July 9, 2021, by and among Ready Capital Corporation, Sutherland Partners, L.P., Waterfall Asset Management LLC and JMP Securities LLC.
5.1	Opinion of Clifford Chance US LLP.
8.1	Opinion of Clifford Chance US LLP regarding certain tax matters.
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.2	Consent of Clifford Chance US LLP regarding certain tax matters (included in Exhibit 8.1).
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

By:	/s/ Andrew Ahlborn
Name:	Andrew Ahlborn
Title:	Chief Financial Officer

Date: July 9, 2021